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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Escalon Medical Corp.
Wayne, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44513 and 333-114332) and Form S-8 (Nos. 33-54994, 33-80162, 333-31138, 333-54980, and 333-83392) of Escalon Medical
Corp. of our report dated September 22, 2005, relating to the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-KSB.


/s/ BDO Seidman, LLP
Philadelphia, Pennsylvania

September 28, 2006